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Exhibit (d)(3)

INTERNATIONAL RECTIFIER CORPORATION
1997 EMPLOYEE STOCK INCENTIVE PLAN

        1.    Purpose of Plan

        The purpose of this 1997 Employee Stock Incentive Plan (the "Plan") of International Rectifier Corporation, a Delaware corporation (the "Company") is to enable the Company and its subsidiaries to attract, motivate and retain their employees and certain other individuals by providing incentives related to equity interests in and the financial performance of the Company.

        2.    "Eligible Persons" Under the Plan

        Any employee, consultant or advisor of the Company or any of its subsidiaries, other than a director or an executive officer of the Company, shall be eligible to be considered for the grant of an Award (as defined in Section 5 below) or Awards under this Plan.

        3.    Stock Subject to Plan

          (a)(i)    Aggregate Share Limit; Individual Limits.    Subject to adjustments contemplated hereby, the maximum number of shares of Company Common Stock, $1 par value per share ("Common Shares"), that may be issued, is 850,000 shares (the "Share Limit"). Common Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of Awards ("Reacquired Common Shares") shall be available for reissue within the Share Limit. Notwithstanding anything contained herein to the contrary, the aggregate number of Common Shares subject to options and stock appreciation rights granted during any calendar year to any individual shall be limited to 100,000 and the maximum individual limit on the number of shares in the aggregate subject to all Awards under this Plan granted during any calendar year shall be 200,000.

            (ii)   Restricted Stock awards granted under this Plan shall not exceed five percent (5%) of the Share Limit.

          (b)    Share Reservation.    No award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such award, plus (ii) the number of Common Shares that have previously been issued pursuant to Awards granted under this Plan, other than Reacquired Common Shares available for reissue consistent with Section 3(a)(i) above or 3(c) below, plus (iii) the maximum number of Common Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit.

          (c)    Reissue of Awards and Shares.    Awards payable in cash or payable in cash or Common Shares that are forfeited or for any reason are not paid under this Plan, and Common Shares subject to Awards that expire or for any reason are terminated and are not issued, as well as Reacquired Common Shares, shall be available for subsequent Awards under the Plan. If an Award is or may be settled only in cash such Award need not be counted against any of the Share Limits under this Section 3.

        4.    Administration of Plan

          (a)    The Administrator.    This Plan shall be interpreted and administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") consisting of one or more directors. The Board or Committee, as the case may be, is referred to hereinafter as the Administrator.

          (b)    Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

            (i)    adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the Awards granted under this Plan;

            (ii)   determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such persons, if any, Awards will be granted under this Plan;

            (iii)  grant Awards to persons determined to be Eligible Persons and determine the terms and conditions of such Awards, including but not limited to the number of Common Shares issuable pursuant thereto, the times (not more than 10 years after the initial Award) at which and conditions upon which Awards become exercisable or vest or shall expire or terminate, the fair market value of the Common Shares or Awards from time to time and/or the manner in which it will be determined, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of Awards; provided, that the fair market value of each non-qualified stock option granted shall not be less than the closing sale price of the Company's Common Shares reported for any applicable date on the New York Stock Exchange-Composite Tape or, if there is no sale on such date, for the preceding date upon which such a sale took place;

            (iv)  determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;

            (v)   interpret and construe this Plan and the terms and conditions of any Award granted hereunder, whether before or after the date set forth in Section 9; and

            (vi)  determine the circumstances under which, consistent with the provisions of Sections 9, 10 and 12, any outstanding Award may be amended;

  which authority (except as to clause (ii) above) shall remain in effect so long as any Award remains outstanding under this Plan.

          (c)    Specific Administrator Responsibility and Discretion Regarding Awards.    Subject to the express provisions of this Plan, the Administrator, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, subject to such limitations as the Administrator may from time to time impose, among other things, provisions that:

            (i)    permit the recipient of such Award, including but not limited to any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, (or any applicable tax withholding obligation upon such issuance or in respect of such Award or Shares), in whole or in part, by any one or more of the following:

              (A)  the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to Awards) or other property; and/or

              (B)  a reduction in the amount of Common Shares or other property otherwise issuable pursuant to the Award;

            (ii)   accelerate the receipt of benefits pursuant to the Award upon the occurrence of specified events including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof, or in other circumstances or upon the occurrence of other events (including events of a personal nature) as deemed appropriate by the Administrator;

            (iii)  provide for automatic grants or Awards or successive Awards.

            (iv)  extend the exercisability, term or vesting schedule of any or all outstanding Awards, change the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in the specified events described in clause (ii) above or in other circumstances or upon the occurrence of other events (including events of a personal nature) as deemed appropriate by the Administrator, in each case subject to Section 10; and/or

            (v)   authorize the conversion, succession or substitution of outstanding Awards upon the occurrence of an event of the type described in Section 8, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Administrator.

          (d)    Binding Determinations.    Any action taken by, or inaction of, the Company, the Board or the Administrator relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or of any Committee nor any officer of the Company shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself.

          (e)    Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Board and the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

          (f)    Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

        5.    Awards

          (a)    Types of Awards.    The Administrator, on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) Common Shares, (ii) an option, warrant, convertible security, stock appreciation right (including limited stock appreciation right) or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Shares or other equity securities of the Company and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any similar security with a value derived from the value of the Common Shares or other equity securities of the Company. The authorization of any such arrangement (including any benefits described in Section 5(d)) is referred to herein as the "grant" of an "Award." The Administrator may authorize any officer (other than the particular recipient) to execute any or all agreements memorializing any grant of an Award by the Administrator under this Plan. All Awards shall be evidenced by a writing memorializing the Award and containing all the terms and conditions of the Award, executed on behalf of the Company and by the recipient of the Award.

          (b)    Form of Awards.    Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

          (c)    Price; Consideration.    Except as provided in the concluding proviso to Section 4(b)(iii), Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Administrator, including, without limitation, services rendered by the recipient of such Award, but shall not be issued for less than the minimum lawful consideration.

          (d)    Cash Awards.    The Administrator shall have the express authority to create, add or include a cash payment or benefit under this Plan, whether in lieu of, in addition to, or as an Award or as a component of another type of Award.

          (e)    Transfer Restrictions.    Unless the Administrator otherwise expressly provides, an Award shall be exercisable only by the recipient and shall be nontransferable, except in the event of the death or incapacity of the recipient. In the case of the recipient's death, the Award may be exercised by or transferred to the person or persons designated or entitled by laws of descent and distribution to succeed to rights of the decedent, and, in the case of the recipient's incapacity, by the legal representative of the recipient. The designation of a beneficiary to receive benefits or exercise rights in the case of a recipient's death consistent with applicable law and the terms hereof shall not constitute a transfer.

          (f)    Tax Withholding.    Upon any exercise, vesting, or payment of any Award, the Company shall have the right at its option to (i) require the recipient (or his or her heirs, personal representatives or beneficiaries, as the case may be) to pay or provide for payment of the amounts of any taxes which the Company or any subsidiary may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in case the amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may grant (either at the time of the Award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the numbers of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value, to satisfy such withholding obligation.

        6.    [This Section is Intentionally Omitted]

        7.    No Right to Employment

        Neither the existence of this Plan nor the grant of any Award under this Plan shall create any right to continue to be employed by or to otherwise provide service to the Company or a subsidiary, affect a participant's status as an employee at will who is subject to termination without cause, interfere in any way with the right of the Company or of any subsidiary at any time to terminate such employment, or affect the Company's right to increase or decrease the participant's other compensation.

        8.    Adjustments; Acceleration and Settlement of Awards

        If:

          (a)   the outstanding securities of the class then subject to this Plan (the "outstanding shares") (1) are increased, decreased, exchanged or converted as a result of a stock split (including a split in the form of a stock dividend), reverse stock split, or the like or (2) are exchanged for or converted into cash, property or a different number or kind of securities (or if cash, property or securities are distributed in respect of the outstanding shares), as a result of a reorganization, merger, consolidation, recapitalization, restructuring, or reclassification; or

          (b)   all or substantially all of the property and assets of the Company are sold; or

          (c)   the holders of the outstanding shares receive an extraordinary dividend (other than a regular cash dividend or a stock dividend of an amount not greater than 10% of the previously outstanding shares) or other extraordinary distribution in cash, property or securities;

  then, unless the terms of such transaction shall otherwise provide, the Administrator shall make equitable, appropriate and proportionate adjustments in:

          (d)   the number and type of shares or other securities or cash or other property that may be acquired pursuant to nonqualified stock options and other Awards previously granted under this Plan; and

          (e)   the maximum number and type of shares or other securities that may be issued pursuant to nonqualified stock options and other Awards thereafter granted under this Plan, and

          (f)    such other terms of Awards (including the exercise price of any options) as necessarily are affected by such event or adjustment.

        9.    Term of Plan

        No Award shall be granted under this Plan after December 31, 2009. Although Common Shares and/or cash may be issued after that date pursuant to Awards granted prior to such date, no Common Shares or cash shall be otherwise issued under this Plan after such date. Notwithstanding the foregoing, any Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares subject to, comprising or referenced in such Award, or extend the final expiration date of the Award, or reduce (below the fair market value of the date of the amendment) the exercise price of an Award.

        10.    Amendment and Termination of Plan and Awards

        The Board may amend or terminate this Plan at any time and in any manner, subject only to any stockholder approval that may be required under applicable law. No amendment or termination of the Plan or change in or affecting any outstanding Award shall deprive, in any material respect, the recipient, without the consent of such recipient, of any of his or her rights or benefits under or with respect to the Award. Adjustments contemplated by Section 8 shall not be deemed to constitute a change requiring such consent.

        11.    Effective Date of Plan

        This Plan shall be effective as of the date it is approved by the Board.

        12.    Legal Issues

          (a)    Compliance and Choice of Law; Severability.    This Plan, the granting, vesting and exercise of Awards under this Plan and the issuance and delivery of shares of Common Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Company or such other state as may be expressly stated in an award agreement in a form approved by the Committee. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          (b)    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

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  Exhibit (d)(3)